UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 1, 2021

Code Chain New Continent Limited

(Exact name of Company as specified in charter)

Nevada	001-37513	47-3709051
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

No 2020 Zhongshanxi Road
Room 502A40
Xuhui District, Shanghai, China 200030

(Address of Principal Executive Offices) (Zip code)

+86-0513-8912-3630

(Company’s Telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001	CCNC	Nasdaq Capital Market

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 1, 2021, approved by the Board of Directors and the Compensation Committee of the Company, Mr. Weidong (David) Feng was appointed Co-Chief Executive Officer of the Company and Dr. Jianing (George) Yu was appointed Chief Operating Officer of the Company, effective February 1, 2021.

The biographical information of Mr. Weidong (David) Feng and Dr. Jianing (George) Yu is set forth below:

Mr. Weidong (David) Feng, age 38, has been engaged in blockchain research since August 2016. For many years, Mr. Feng has been researching and exploring how to apply Blockchain technology to the security of computer network technology. He has made continuous efforts to explore the security, technical details and application of blockchain cryptocurrency. He also provides e-currency consulting services on alternative currency planning, Bitcoin processing, compliance, monetization strategy and risk management and virtual currency platform. Mr. Feng advises a number of companies and has been involved in over 100 projects of the decentralized cryptocurrency wallet, digital asset and cryptocurrency insurance technology, asset digitalization and tokenization service, decentralized finance technology, blockchain-based security technology, etc. From November 2014 to August 2016, Mr. Feng worked as the technical director at Yikedao (Beijing) Technology Co., Ltd., designing and deploying a home delivery application with online and offline services for convenience stores. Mr. Feng founded Henan Jinyi Internet Technology Co. Ltd. in October 2008 and worked as the general manager of the company until October 2014, during which period, his company participated in the construction and operation of Pingdingshan Municipal CPPCC, Pingdingshan Women's Federation, Pingdingshan Volunteers Association, Pingdingshan Public Security Entry-Exit and other large official websites. In 2006, he worked in Henan Pingdingshan Branch of China Network Communications Corporation, mainly responsible for the construction services of new countryside informatization. Mr. Feng graduated from Nankai University as a postgraduate student in Internet Finance. As a senior computer network security engineer, and the strategic expert and architect in Blockchain, Mr. Feng has applied for a number of patents on Blockchain core technology, artificial intelligence and big data.

Mr. Feng does not have a family relationship with any director or executive officer of the Company. Mr. Feng has not been involved in any transaction with the Company during the past two years that would require disclosure under Item 404(a) of Regulation S-K.

Mr. Feng entered into an employment agreement with the Company and agreed to receive an annual compensation of $50,000, effective February 1, 2021. The employment agreement is qualified in its entirety by reference to the complete text of the agreement, which is filed hereto as Exhibits 10.1.

Dr. Jianing (George) Yu, age 34, is a respected economist in digital economy and blockchain industry. Dr. Yu founded and serves as the president of Huobi University, deputy director of the Blockchain Committee of the China Communications Industry Association, Member of the China Computer Federation's Blockchain Committee and special expert of the Blockchain Pilot Zone within the Hainan Pilot Free-Trade Port. Dr. Yu is recognized as a top blockchain expert. In addition to winning the Global Blockchain Leader award, he has been named one of the "Top Ten Blockchain Figures in China" and the "Blockchain Industry Leader in China" for 2019. He has been invited to teach blockchain courses at some of the world's most prestigious schools, including Peking University, Tsinghua University, University of Hong Kong and China Europe International Business School. He has also lent his expertise as a participant in the blockchain programs of CCTV and BTV. His views have been widely reported by CCTV (Focus Report and Economic News), Xinhua News Agency, Economic Daily, Economic Information Daily, China National Radio, People's Daily Online, CNR News, Coindesk and other global media venues. Dr. Yu compiled and edited the important document Blockchain Industry White Paper 2018 (also known as Development Report of the Blockchain Industry 2018), which was issued by the Information Center of MIIT and published by the Economic Daily Press. The document, which expertly details the development history of China's blockchain industry, has been cited by the global media and has profoundly influences the industrial policies of local governments. Additionally, Dr. Yu is also the author of the Overview of the Internet: Research on China's Information and Communications Industry and the Outline of Chinese Art Investment. Huobi University, founded by Dr. Yu, focuses on education and research in the frontier of the digital economy, including new applications of blockchain technology, new systems of digital finance and new distributed-business models. Its fundamental mission is to train top entrepreneurs in the fields of blockchain and the digital economy, and consequently, more than 10,000 trainees have graduated from Huobi University. Courses are offered in more than ten cities worldwide, including Beijing, Shanghai, Hangzhou, Shenzhen, Haikou, Silicon Valley, Tokyo and Seoul. Moreover, the institution enjoys strategic partnerships with the University of Gibraltar and other schools that emphasize the power of global outreach. Thus, Huobi is amply deserving of the "Leading Education Brand of Technology" award it received from Tencent Education.

Dr. Yu does not have a family relationship with any director or executive officer of the Company. Dr. Yu has not been involved in any transaction with the Company during the past two years that would require disclosure under Item 404(a) of Regulation S-K.

Dr. Yu entered into an employment agreement with the Company and agreed to receive an annual compensation of $30,000, effective February 1, 2021. The employment agreement is qualified in its entirety by reference to the complete text of the agreement, which is filed hereto as Exhibits 10.2.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Employment Contract between Code Chain New Continent Limited and Weidong (David) Feng dated February 1, 2021

10.2	Employment Contract between Code Chain New Continent Limited and Jianing (George) Yu dated February 1, 2021

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CODE CHAIN NEW CONTINENT LIMITED

Date: February 1, 2021	By:	/s/ Yimin Jin
	Name:	Yimin Jin
	Title:	CEO

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